CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the use in this Pre-Effective Amendment No. 1 of our report dated February 20, 1996 and to all references to our Firm included in or made as part of this Pre-Effective Amendment No. 1.

                                                         /S/ARTHUR ANDERSEN LLP
                                                         ----------------------
                                                            ARTHUR ANDERSEN LLP



Cincinnati, Ohio

February 23, 1996